Exhibit 3.45
AMENDED AND RESTATED
BYLAWS
of
GEARCO, INC.
(Adopted as of November 8, 2010)
ARTICLE I
Offices
     Section 1.01 Offices. The Corporation shall have its registered office in the State of Delaware, and may have such other offices and places of business within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Stockholders
     Section 2.01 Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors.
     Section 2.02 Action by Written Consent of Stockholders. Any action of the stockholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, notice of meeting or vote if a consent in writing setting forth the action thereby taken is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any stockholders entitled to vote who have not so consented in writing.
ARTICLE III
Directors
     Section 3.01 Board of Directors. The management of the affairs, property and business of the Corporation shall be vested in a Board of Directors, the members of which need not be stockholders. In addition to the power and authority expressly conferred upon it by these Bylaws and the Certificate of Incorporation, the Board of Directors may take any action and do all such lawful acts and things on behalf of the Corporation and as are not by statute or by the Certificate of Incorporation required to be taken or done by the stockholders.

     Section 3.02 Number. The number of directors shall be as fixed from time to time by the Board of Directors.
     Section 3.03 Election and Term of Directors. The stockholders shall elect directors. Each director shall hold office until his successor, if any, has been elected and qualified, or until his earlier death, resignation or removal.
     Section 3.04 Regular Meetings. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. No notice shall be required for any regular meeting of the Board of Directors.
     Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by any two directors upon two business day’s notice to each director either personally or by mail, telephone, telecopier, telegraph, or electronic transmission and if by telephone, telecopier, telegraph or electronic transmission confirmed in writing before or after the meeting, setting forth the time and place of such meeting. Notice of any special meeting need not be given, however, to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without objecting to the transaction of business.
     Section 3.06 Place of Meetings.
          (a) The Board of Directors may hold its meetings, regular or special, at such places, either within or without the State of Delaware, as it may from time to time determine or as shall be set forth in any notice of such meeting.
          (b) Any meeting of the Board of Directors may be held by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.
     Section 3.07 Adjourned Meetings. A majority of the directors present, whether or not a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.
     Section 3.08 Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. The total number of directors means the number of directors the Corporation would have if there were no vacancies.
     Section 3.09 Action of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the question or action is one upon which a different vote is required by express provision of the Delaware General Corporation Law or the Certificate of Incorporation, in which case such provision shall govern the vote on the decision of such question or action. Each director present shall have one vote.

     Section 3.10 Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.
     Section 3.11 Resignation. A director may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary.
     Section 3.12 Removal of Directors. Any or all of the directors may be removed at any time with or without cause by the stockholders.
     Section 3.13 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason shall be filled by a vote of the stockholders. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until his successor, if any, has been elected and qualified.
     Section 3.14 Chairman. At all meetings of the Board of Directors, the Chairman of the Board or, if one has not been elected or appointed or in his absence, the President or Chief Executive Officer of the Corporation shall preside.
     Section 3.15 Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Officers
     Section 4.01 Offices, Election and Term.
          (a) The Board of Directors shall elect or appoint a President or Chief Executive Officer and a Secretary and may, in addition, elect or appoint at any time such other officers as it may determine. Any number of offices may be held by the same person.
          (b) Unless otherwise specified by the Board of Directors, each officer shall be elected or appointed to hold office until his successor, if any, has been elected or appointed and qualified, or until his earlier death, resignation or removal.
          (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the Corporation. Unless

otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.
          (d) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board of Directors.
     Section 4.02 Powers and Duties. The officers, agents and employees of the Corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.
ARTICLE V
Certificates and Transfer of Shares
     Section 5.01 Certificates. Unless otherwise provided pursuant to the Delaware General Corporation Law, the shares of stock of the Corporation shall be represented by certificates, as provided by the Delaware General Corporation Law. They shall be numbered and entered in the books of the Corporation as they are issued.
     Section 5.02 Transfer of Shares.
          (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate, except to the extent the Corporation or such transfer agent may be prevented from so doing by law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Certificate of Incorporation, these By-Laws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Corporation.
          (b) The Corporation shall be entitled to treat the holder of record of any share or other security of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.
ARTICLE VI
Indemnification
     Section 6.01 Indemnification of Directors and Officers. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation (including the heirs, successors, executors or administrators, or estate of such persons) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the laws of the State of Delaware, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost, and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the Corporation or, if serving at the request of the Corporation, as a director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaws or under any agreement, vote of stockholders or disinterested directors of otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons.
ARTICLE VII
Miscellaneous
     Section 7.01 Corporate Seal. The seal of the Corporation shall be suitable in form and bear the name of the Corporation. The seal of the certificates for shares or any corporate obligation for the payment of money, or on any other instrument, may be a facsimile, engraved, printed or otherwise reproduced.
     Section 7.02 Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, and, if desired, verified or acknowledged by a proper officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 7.03 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.
ARTICLE VIII
Amendments
     Section 8.01 Amendments. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws.
ARTICLE IX
Inconsistent Provisions
     Section 9.01 Inconsistent Provisions. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
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CERTIFICATE OF SECRETARY
     The undersigned, being the duly elected Secretary of GearCo, Inc., a Delaware corporation, hereby certifies that the Amended and Restated Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said corporation as of the 8th day of November, 2010.

/s/ Joia M. Johnson
Joia M. Johnson

Secretary’s Certificate Adopting GearCo, Inc. Amended and Restated Bylaws